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                                                                     Exhibit 5.1


Board of Directors of                                  May 28, 2004
The St. Joe Company
245 Riverside Avenue
Suite 500
Jacksonville, FL  32202

Re:  Registration Statement

Dear Sirs:

I am General Counsel of The St. Joe Company, a Florida corporation (the "Company"). The Company is filing a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 12,000,000 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock"), to be sold by the selling shareholders named in the Registration Statement. The selling shareholders propose to sell the Shares pursuant to the Plan of Distribution set forth in the Registration Statement.

I have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as I have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the Business Corporation Act of the State of Florida. In rendering this opinion, I assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


Very truly yours,


/s/ Christine M. Marx